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                                 SUBLEASE AND
                      ENVIRONMENTAL CONDITIONING AGREEMENT

     This Collocation Agreement ("Agreement") is made this 18th day of September, 1995, by and between ICG Access Services, Inc. ("ICG"), a Colorado corporation, with its principal place of business at 1050 Seventeenth Street, Suite 1610, Denver, Colorado 80265 and USWATS ("Customer"), a Pennsylvania corporation, with its principal place of business at: 111 Presidential Boulevard, Suite 114 Bala Cynwyd, PA 19004.

                                  WITNESSETH

     WHEREAS, customer desires to install certain telecommunications equipment ("Equipment") which interconnects to ICG's network in the premises located at 180 Grand Ave., Oakland, CA 94612 ("Premises"),

     WHEREAS, ICG desires to lease space in the Premises to Customer for installation of the Equipment.

     WHEREAS, ICG desires to provide Environmental Conditioning to Customer for support of the Equipment.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties do hereby agree as follows:

     1. Term. The term of this Agreement shall be for a period of sixty (60)
        ----
months, commencing on the 18th day of September, 1995.

     2. Customer's Responsibilities.
        ---------------------------

          A. Customer shall install the Equipment, all as more fully described in Exhibit B, a copy of which is attached hereto, in the Premises, at Customer's
   ---------
sole cost and expense.

          B. Customer shall, at Customer's sole cost and expense, arrange for the delivery of the Equipment to the Premises. Customer will provide ICG with three (3) business days prior notice of the actual delivery date. In the event that delivery is made at a time when Customer's representatives or employees are not present, ICG may, in its sole discretion, accept the delivery on behalf of Customer, ICG shall, however, not be obligated to (i) inspect either the material delivered or its packaging; (ii) move the material delivered to interior storage; or, (iii) take any steps, or incur any expense, to secure the materials from loss or damage.

          C. The Equipment shall be installed, maintained and operated in the Premises by authorized and qualified technicians of Customer, or its designee. The installation,

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maintenance and operation of the Equipment shall be in compliance with any and all federal, state and local rules, regulations, codes, laws and ordinances.

          D. Customer shall obtain, at its sole cost and expense, any and all necessary permits or licenses required by any federal, state or local authority, including, without limitation, the Federal Communications Commission ("FCC"), or any other regulatory body or agency, for the installation, maintenance, operation and repair of the Equipment.

     3.   ICG's Responsibilities. ICG will provide Customer the following items
          ----------------------
at the Premises:

          A. Use of ICG's floor space, under ICG's lease, to install and maintain the Equipment, subject to any Landlord approval;

          B. Reasonable assistance for trouble isolation and maintenance, at Customer's request and sole cost and expense.

          C.   Notice to US WATS if ICG defaults on the Master Lease.

     4.   Maintenance and Modification of Equipment.
          -----------------------------------------

          A. Customer shall be responsible, at Customer's sole cost and expense, for any and all repairs, maintenance or adjustments to the Equipment. Customer shall maintain all of the cabling, conduit, fiber cable and any other equipment, materials and supplies of Customer at the Premises, unless otherwise agreed to by the parties,

          B. ICG shall not adjust, modify, terminate or otherwise affect the operation of the Equipment; provided, however, that ICG may take any action
                            --------  -------
which it deems in its good faith judgment to be necessary to eliminate or avert a hazardous condition; a condition which violates federal, state or local statutes, regulations, ordinances or standards; or a conditions which interferes with the operation of ICG's network, facilities, services or other authorized operations or activities on the Premises.

     5.   Utilities. Customer shall further pay to ICG the Utility Charge at the
          ---------
monthly rate of $3,000.00. This rate is based on estimated usage. Actual usage
                ---------
shall be measured every 30 days. After 90 days, and at ICG's discretion in the future, the actual usage shall be compared with estimated usage based on market costs. Adjustments will then be made to the Utility Charge reflecting credits or additional charges. ICG shall provide reasonable documentation to Customer evidencing the change in the Utility Charges. Such charge shall be invoiced to Customer and shall be due and payable pursuant to the terms of the invoice.

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     6.   Payment.

          A. Customer shall pay, without notice or demand from ICG, to ICG the sum of $2,441.25 on the first day of each month, and continuing thereafter until the expiration of this Agreement ("Sublease Amount") for use of the Premises. This amount covers the sublease of floor space and all operating expenses levied by the Landlord.

          B. Customer shall also pay a non-recurring installation fee of $0.00 for installation of the Equipment.

          C. Customer shall further pay to ICG the Environmental Conditioning charge of $4,100.00 on the first day of each month. Such charge shall be
          ---------
invoiced to Customer and shall be due and payable pursuant to the terms of the invoice. Customer shall have the option to eliminate all future Environmental Conditioning charges by submitting a payment equal to $155,000.00 less the product of the number of payments previously paid multiplied by $3,000.00. Environmental Conditioning Service is described in Exhibit A.

          D. All invoices for amounts due and payable shall be paid to ICG within thirty (30) days from the date of invoice. Balances which remain unpaid thirty (30) days after the date of invoice may be subject to late charges of 1 1/2% per month, or such other rate allowed by law, whichever is less.

     7.   Access to the Premises
          ----------------------

          A. Access to the Premises will be unrestricted through Customer's exclusive entrance, but subject to ICG's reasonable security measures.

     8.   Warranties. ICG MAKES NO WARRANTIES WITH RESPECT TO THE PREMISES
          ----------
PROVIDED BY ICG HEREUNDER, INCLUDING WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE. IN NO EVENT SHALL ICG BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS OR REVENUES, REGARDLESS OF THE FORESEEABILITY THEREOF, OCCASIONED BY ICG'S INABILITY TO PERFORM ITS OBLIGATIONS HEREUNDER.

          A. In providing services and facilities hereunder each party shall be responsible for complying with all laws, rules, and regulations of all governmental authorities having jurisdiction.

          B. In no event shall a party have any claim against the other party, except for invoiced amounts owed by Customer to ICG, for any failure of performance by such party if such failure of performance is caused by or the result of:

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               1.   causes beyond the reasonable control of such other party,
including, but not limited to: cable dig-up by a third party, act of God, fire, flood, or other natural catastrophe; laws, orders, rules, regulations, directions or action of governmental authorities having jurisdiction or of any civil or military authority; national emergency, insurrection, riot or war, or strike, lock-out, work stoppage or other labor difficulty, or

               2. any act or omission by the party suffering the loss of damage or by any other entity (other than the other party to this Agreement) furnishing services, facilities, and equipment used in connection with the services or facilities to be provided to the party suffering the loss or damage.

     9.   Indemnification.
          ---------------

          A. Each party shall be indemnified and held harmless by the other against claims of any third person or entity for damages, losses, or injuries arising out of the negligent or willful act or omission of the other party or its agent, servants, employees, contractors, or representatives.


          B. Customer agrees to assume all liability for and indemnify and hold harmless ICG, its employees, officers and directors and its corporate affiliates and employees, officers and directors thereof, from and against all liability, loss, cost, damage, expense or cause of action of whatsoever character for injury to or death of any person and damage to or destruction of any property, including without limitation, employees and property of ICG and Customer and all related expenses, including without limitation, attorneys fees, investigators fees and litigation expenses, arising out of the negligent or willful act or omission of Customer or its agents, servants, employees, contractors or representatives, or related to the delivery to ICG, and the acceptance by ICG, of any equipment on behalf of Customer.

     10.  Title and Insurance.
          -------------------

          A. The Equipment supplied by Customer shall remain the exclusive property of Customer. ICG is leasing space to Customer and shall not be deemed to be in possession or a bailee of the Equipment, and shall have no ownership, right, title or interest in the Equipment.

          B. Each party shall carry adequate insurance to cover its own interests. At a minimum, Customer shall maintain property, casualty and liability insurance necessary to protect the Equipment with a minimum limit of $250,000 per occasion for property damage and $1,000,000 for personal injury. Customer shall also provide and maintain in force worker's compensation and other forms of insurance which may be required by law. Certificates of insurance shall be provided to ICG upon execution of this Agreement. Installation of the Equipment will not begin until the certificates of insurance have been provided to ICG. Each party shall name the other as an additional insured and shall provide the other with a certificate of insurance showing the other as additional insured. The parties mutually waive its right of

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subrogation against the other to the extent of the insurance coverage, and the waiver shall be shown on the certificate of insurance.

     11.  Termination of Agreement.
          ------------------------

          A. In the event that Customer (i) is more than thirty (30) days past due in paying any ICG invoice pursuant to its terms; (ii) is more than thirty
(30) days past due in paying any monthly installment of the Lease Amount; or,
(iii) files or initiates proceedings or has proceedings filed or initiated against it, seeking liquidation, reorganization or other relief (such as the appointment of a trustee, receiver, liquidator, custodian or such other official) under any bankruptcy, insolvency or other similar law; then ICG shall have the right to terminate this Agreement upon ten (10) days notice to Customer., except in the case of an involuntary bankruptcy whereby ICG shall have the right to terminate this agreement upon sixty (60) days notice to the customer.

          B. Upon the expiration or termination of this Agreement, Customer shall, at its sole cost and expense, remove the Equipment, and any other personal property, from the Premises. Customer shall repair any and a11 damage to the Premises caused by the removal of the Equipment. Any of the Equipment not removed within ninety (90) days after the expiration or termination of this Agreement shall be deemed the property of ICG. ICG may, after ninety (90) days after the expiration or termination of this Agreement, remove the Equipment and repair all damage caused by the removal, at Customer's expense.

     12.  Notices. Notification of either party to this Agreement will be
          -------
sufficient when deposited in the United States Mail, first class mail, certified letter or return receipt requested, postage prepaid, unless otherwise provided for herein, to the respective address set forth above.

     13.  Subject to Laws. This Agreement is subject to all applicable federal,
          ---------------
state and local laws, and regulations, rulings and orders of governmental agencies, including, but not limited to, the Communications Act of 1934, as amended, the Rules and Regulations of the FCC, ICG's applicable tariffs, if any, and the obtaining and continuance of any required approval or authorization of the FCC or any governmental body. Either party may terminate its obligations under this Agreement if ordered to do so by the final order or ruling of a court or other governmental agency or if such order or ruling would make it impossible for either party to carry out its obligations under this Agreement.

     14.  Assignment. This Agreement shall be binding upon and inure to the
          ----------
benefit of the parties hereto and their respective successors and assigns; provided, however, that Customer shall not assign, sublet, delegate, or transfer any of its rights or obligations hereunder without the prior written consent of ICG.

     15.  Governing Law. This Agreement shall be construed and enforced in
          -------------
accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Colorado.

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     16.  Severability. In the event any one or more of the provisions of this
          ------------
Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and shall remain in effect and be binding upon the parties. The invalid or unenforceable provision shall be replaced by a manually acceptable provision which being valid and enforceable, comes closest to the intention of the parties underlying the invalid; unenforceable provision.

     17.  Waiver. The failure of either party to enforce or insist upon
          ------
compliance with any of the terms or conditions of this Agreement, the waiver of any term or condition of this Agreement, or the granting of an extension of time for performance, shall not constitute the permanent waiver of any term or condition of this Agreement, and this Agreement and each of its provisions shall remain at all times in full force and effect until modified by the parties in writing.

     18.  Paragraph Headings. Paragraph headings as contained herein are
          ------------------
provided for convenience and reference only. They in no way restrict or limit the contents or terms of this Agreement.

     19.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, and when taken together shall constitute one document

     20.  Additional Provisions.
          ---------------------

          A. Nothing herein shall be construed as conveying any interest in any property of ICG, and Customer shall not represent that such conveyance has occurred by any person or agency.

          B. Neither party may use the name, trademark, service mark or logo of the other party in any advertising, news release or in any other manner, without the express written consent of the other party.

          C. In the event suit is brought or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect any money as due hereunder or to collect any money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, the reimbursement for reasonable attorneys fees, court costs, cost of investigation and other related expenses incurred in connection therewith.

          D. No subsequent Agreement between ICG and Customer shall be effective or binding unless it is made in writing and signed by both parties, and no representation, promise, inducement or statement of intention has been made by either party which is not embodied herein.

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     21.  Final Agreement. This Agreement sets forth the entire understanding of
          ---------------
the parties and supersedes any and all prior agreements, arrangements or understandings related to the subject matter described herein.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

ICG ACCESS SERVICES, INC.                 US WATS
                                          Customer


By:_____________________________________  By: /s/ [ILLEGIBLE]^^
                                              -------------------------------
Its:____________________________________  Its: CPO
                                              -------------------------------

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                                   EXHIBIT A

All construction will conform to ICG's Design/Build criteria.

AC POWER: ICG will provide to US WATS 100 Amps @ 480 Volts.

In case of Commercial AC Failure, this AC service will be backed up by ICG's emergency generator.

Along with a 480 Volt subpanel, ICG will install a 208/120V transformer and panel, the size of the transformer to be determined by US WATS.

FIRE SUPPRESSION-DRY PIPE SPRINKLER: The existing wet-pipe sprinkler system will be converted to a dry-pipe system. Initial engineering suggest that the proposed space can be placed on the existing pre-action valve. Up to 2 new smoke dectector zones will be run back to the existing fire alarm control panel.

FIRE SUPPRESSION-FM200 SYSTEM: A FM200 system, compatible to the existing FM200 system will be installed in the proposed space. The existing fire alarm control panel will be used for alarming and control.

HVAC: Two 5 Ton Water-Cooled HVAC units will be installed. Initial engineering suggests that these HVAC units will be able to use excess capacity on ICG's existing closed water loop and roof condensers.

OTHER TENANT IMPROVEMENTS: Installation of Bullet-Resistance Panels, covering the windows. The material and installation will be similar to the existing Panels in ICG's space. The removal of existing carpet and the installation of VCT tile...US WATS will instruct ICG on any demolition and space design needed. ICG will provide to US WATS an empty space ready for equipment installation.

DC POWER: ICG will provide to US WATS a battery plant consisting of 1 string of 800 Amp Hour Gel1 Cell Batteries and 2- 100 Amp Rectifiers. It is understood that these batteries and rectifiers are not new, but will be turned over to US WATS fully tested and functional.

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                                   EXHIBIT B


Description of Customer Equipment:

One (1) DSC DEX 600SX switching system wired for and equipped with 3072 digital ports, One (1) Signaling Point, plus software right and peripheral equipment as listed on Customer's Purchase Order Number CA-001 dated August 8, 1995

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